UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	July 24, 2020

Verb Technology Company, Inc.
(Exact Name of Registrant as Specified in Charter)

Nevada	001-38834	90-1118043
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2210 Newport Boulevard, Suite 200 Newport Beach, California	92663
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code:	(855) 250-2300

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 Common Stock Purchase Warrants	VERB VERBW	The Nasdaq Stock Market LLC The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On July 24, 2020, Verb Technology Company, Inc. (the “Company”) received a letter from the Listing Qualifications Department (the “Staff”) of The Nasdaq Stock Market LLC (“Nasdaq”) notifying the Company of the Staff’s determination that the Company had failed to comply with Listing Rule 5635(c) which ) requires shareholder approval prior to the issuance of securities when a stock option or purchase plan is to be established or materially amended pursuant to which stock may be acquired by officers, directors, employees or consultants, except for issuances to a person not previously an employee or director of the Company as an inducement material to the individual’s entering into employment with the Company as provided under Listing Rule 5635(c)(4).

Nasdaq’s notice has no immediate effect on the listing of the Company’s Common Stock or Common Stock Purchase Warrants on the Nasdaq Capital Market.

The Staff’s determination under Listing Rule 5635(c) relates to (i) 19 separate option grants to purchase an aggregate of 601,000 shares of Common Stock (collectively, the “Option Grants”), and (ii) 14 separate restricted stock grants to purchase an aggregate of 179,675 shares of Common Stock (collectively, the “Restricted Stock Grants”). The Staff noted that the Option Grants to those persons who were current employees and contractors were not eligible for the exception provided by Listing Rule 5635(c)(4). The Staff also noted that with respect to the Option Grants to individuals who otherwise would have fallen within the exception provided under Listing Rule 5635(c)(4), the Company had failed to comply with the terms of the exception by not promptly disclosing in a press release the material terms of the grant, including the recipient(s) of the grant and the number of shares involved.

Neither the Option Grants nor the Restricted Stock Grants were made to any member of the Company’s senior management or board of directors. In addition, all Option Grants and Restricted Stock Grants were timely disclosed by the Company in its filings with the Securities and Exchange Commission.

Under Listing Rule 5810(c)(2)(C), the Company has 45 calendar days from July 24, 2020, or through September 8, 2020, to submit to Nasdaq a plan to regain compliance with Listing Rule 5635(c). If Nasdaq accepts the Company’s plan, Nasdaq may grant an extension of up to 180 calendar days from July 24, 2020, or through January 20, 2021, to regain compliance. If Nasdaq does not accept the Company’s plan, the Company will have the right to appeal such decision to a Nasdaq hearings panel.

The Company has submitted to Nasdaq a plan to regain compliance (the “Plan of Compliance”) with Listing Rule 5635(c). Under the Plan of Compliance, the 601,000 shares of common stock in respect of the Option Grants and the 179,675 shares of common stock in respect of the Restricted Stock Grants (i.e., an aggregate of 780,675 shares of common stock) will be removed from award eligibility under the Company’s 2019 Omnibus Incentive Plan. As a result, 1,865,707 shares of common stock remain available for awards under the 2019 Omnibus Incentive Plan.

The Company has already fully effectuated its Plan of Compliance and believes that the Plan of Compliance is acceptable to Nasdaq. As a result, the Company believes that the issues raised in the Staff’s letter have been fully resolved to Nasdaq’s satisfaction.

The Company, by filing this Form 8-K, discloses its receipt of the notification from Nasdaq in accordance with Listing Rule 5810(b).

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 30, 2020	Verb Technology Company, Inc.

	By:	/s/ Rory J. Cutaia
	Name:	Rory J. Cutaia
	Title:	President and Chief Executive Officer

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